FORM OF PROXY
                          -------------
                             (Front)


Proxy                                                       Proxy

                            DVL, INC.
        Annual Meeting of Stockholders, November 20, 1995
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, a stockholder of DVL, INC., a Delaware corporation (the "Company"), hereby appoints ROBERT W. LOSCHIAVO and ALAN E. CASNOFF, and each of them, jointly and severally, proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of the Company to be held at 24 River Road, Bogota, New Jersey on November 20, 1995 at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

1. To elect four directors to serve until the next Meeting and until their successors are duly elected and qualified; and

         FOR all nominees listed       WITHHOLD AUTHORITY
         below (except as marked       to vote for all
         to the contrary below) ____   nominees listed below ____

Alan E. Casnoff, Herbert L. Golden, Myron Rosenberg and Frederick
E. Smithline.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_________________________________________________________________

                              (Back)

2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 to 40,000,000 and to reduce the par value of the Company's Common Stock from $1.00 to $.01 per share.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

The shares represented by this Proxy, duly executed, will be voted. If instructions are given in the space provided above and on the reverse side hereof, the shares will be voted in accordance therewith; if instructions are not given, the shares will be voted for the election of the directors named in Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


Dated: __________________         ______________________________
                                   Signed


                                   ______________________________
                                   Signature if held jointly


                                   PLEASE MARK, SIGN, DATE AND
                                   RETURN THE PROXY CARD PROMPTLY
                                   USING THE ENCLOSED ENVELOPE
                            DVL, INC.

                   ---------------------------

            Notice of Annual Meeting of Stockholders
            ========================================

                   To Be Held November 20, 1995

                   ---------------------------

TO OUR STOCKHOLDERS:

     You are invited to be present either in person or by proxy at the Annual Meeting of Stockholders of DVL, Inc., a Delaware corporation (the "Company"), to be held at 24 River Road, Bogota,
New Jersey on Monday, November 20, 1995, at 10:00 a.m., local time (the "Meeting"), to consider and act upon the following:

     1. To elect four directors to serve until the next Meeting and until their successors are duly elected and qualified;

     2. To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 to 40,000,000 and to reduce the par value of the Company's Common Stock from $1.00 to $.01 per share in order to (a) enable the Company to pursue equity financings or other transactions which management believes may provide the potential to increase shareholder value, and/or (b) enable the Company to continue to meet obligations to creditors in whole or in part with Common Stock.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 22, 1995, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

     The Directors hope that you will find it convenient to attend the Meeting in person, but whether or not you plan to attend, PLEASE SIGN, DATE AND REUTRN, THE ENCLOSED PROXY to assure that your shares are represented at the Meeting. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

     Please relay any questions to the Company at 201-487-1300.

                         By Order of the Board of Directors

                         Robert W. LoSchiavo
                         Secretary

                         October 13, 1995




                           SCHEDULE 14A
             Information Required in Proxy Statement
                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than Registrant[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             DVL, Inc.
 ...................................................................
          (Name of Registrant as Specified In Its Charter)

 ...................................................................
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee(Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
    and 0-11.
     1)Title of each class of securities to which transaction
       applies:
      ............................................................
     2)Aggregate number of securities to which transaction applies:
      ............................................................
     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
      ............................................................
     4)Proposed maximum aggregate value of transaction:
      ............................................................
(1) Set forth the amount on which the filing fee is calculated and how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
      ..............................................
     2)Form, Schedule or Registration Statement No.:
      ..............................................
     3) Filing party:
      ..............................................

                            DVL, INC.

                         PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                        November 20, 1995

     This Proxy Statement is furnished to the stockholders of DVL, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Stockholders to be held on Monday, November 20, 1995, 10:00 a.m., local time, (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

     The approximate mailing date of the Notice, Proxy Statement and the form of proxy to stockholders is October 18, 1995.

                        VOTING OF PROXIES

     A form of proxy is enclosed for use at the Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shares represented by a valid proxy which if received pursuant to this solicitation and not revoked before it is exercised, will be voted as provided on the proxy at the Meeting or at any adjournment or adjournments thereof.

     Management intends to vote the 612,848 shares (7.4%) of Common Stock which it controls in favor of the proposals to:

     i. Elect four directors to serve until the next Meeting and until their successors are duly elected and qualified;
        and
    ii. To amend the Articles of Incorporation to increase the umber of authorized shares of Common Stock from 16,000,000 to 40,000,000 and to reduce the par value of the Company's
        Common Stock from $1.00 to $.01 per share in order to (a) enable the Company to pursue equity financings or other transactions which management believes may provide the potential to increase shareholder value, and/or (b) enable the Company to continue to meet obligations to creditors in whole or in part with Common Stock.

   iii. Transact such other business as may properly come before the Meeting or any adjournments thereof.

     As of the date of this Proxy Statement, the Board does not intend to present to the Meeting any other business, and it has not been informed of any business intended to be presented by others. Should any other matters, however, properly come before the Meeting, the persons named in the enclosed Proxy will take action, and vote Proxies, in accordance with their judgment on such matters.

     The executive offices of the Company are located at 24 River
Road, Bogota, New Jersey 07603; TEL: (201) 487-1300
                             2

               VOTING SECURITIES AND VOTE REQUIRED

     Only holders of Common Stock, par value $1.00 per share, of record at the close of business on September 22, 1995 (the "Record Date"), will be entitled to vote at the Meeting. As of the Record Date, 8,268,268 shares of Common Stock, the only class of voting securities of the Company, were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

     Under the rules of the Securities and Exchange Commission (the "Commission"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director or for Proposal 2. Votes withheld in connection with the election of one or more of the nominees for director or Proposal 2 will be counted as votes cast against such individuals or Proposal 2 and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated, the proxy will be voted for the election of the nominees for director. The form of proxy does not provide for abstentions with respect to the election of directors; however, a shareholder present at the Meeting may abstain with respect to such election.

Security Ownership of Certain Beneficial Owners, Directors and
Officers

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1995, by (a) each person known by the Company to own beneficially more than 5% of such stock, (b) each director of the Company and (c) all directors and officers of the Company as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual and the individual has sole voting and investment power with respect to such shares. All directors, officers and persons owning greater than 5% (of which none are known) of the Company stock have indicated to the Company that they will vote their shares in favor of each proposal.



                            3

     Name of Beneficial          Amount and Nature of      % of
           Owner                 Beneficial Ownership     Class*
     ------------------          --------------------     ------
     Alan E. Casnoff                 208,044 (1)           2.5%
     Herbert L. Golden                56,600               0.7%
     Myron Rosenberg                 163,854 (2)           2.0%
     Frederick E. Smithline           57,550 (3)           0.7%
     All directors and officers
     as a group                      612,848               7.4%

-------------------------
*Each named person and all executive officers, directors and nominees for director, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each shareholder's name in the above table under the columns captioned "Amount and Nature of Beneficial Ownership" include shares of Common Stock issuable upon exercise of presently exercisable warrants, convertible debentures and stock options.
The shares of Common Stock so issuable upon such exercise, exchange or conversion by any such shareholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other shareholder.

     (1) (a) Excludes 461 shares of the Company's Common Stock held by Mr. Casnoff's adult son, as to which shares Mr. Casnoff disclaims beneficial ownership.

         (b) Includes 34,044 shares of the Company's common stock which a corporation, partially owned and controlled by Mr. Casnoff, has the right to acquire at any time upon the conversion to stock of $10,000 Convertible Subordinated Promissory Notes plus $4,044 of interest thereon, and 20,000 shares of Common Stock issuable upon the exercise of Warrants issued by the Company.

     (2) Includes 4,300 shares held by Mr. Rosenberg's wife, of which Mr. Rosenberg disclaims beneficial ownership.

     (3) Includes 550 shares held by Mr. Smithline and his brother as tenants-in-common and 6,000 shares held by Mr. Smithline's wife, of which 6,000 shares Mr. Smithline disclaims beneficial ownership.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than
                            4
ten percent beneficial owners were complied with, except Mr. Rosenberg filed reports related to shares acquired in December 1994 approximately 66 days late.

                         PROPOSALS

          PROPOSAL I - ELECTION OF DIRECTORS

     Four directors are to be elected at the Meeting. The directors will be elected at the Meeting to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and shall qualify.

     As noted, unless otherwise indicated thereon, all proxies received will be voted in favor of the election individually, of the four nominees of the Board named below as directors of the Company. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board. Directors shall be elected by a plurality of the votes cast at the Meeting. Each of the nominees are currently serving as directors of the Company. The names of the nominees and certain information with regard to each nominee follows:

                             Director
Name                Age       Since        Office(s)
----                ---      --------      ---------
Alan E. Casnoff     51        1991         President and Director

Herbert L. Golden   81        1979         Director

Myron Rosenberg     66        1973         Director

Frederick E.        63        1982         Chairman of the Board
 Smithline

     Directors are currently elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.


DIRECTORS AND EXECUTIVE OFFICERS

     ALAN E. CASNOFF has served as President since November 1994 and as Executive Vice President and director since October 1991. Since June 1992, Mr. Casnoff has served as Of Counsel to the law
firm of Fox, Rothchild, O'Brien & Frankel.   From November 1990 to
October 1991, Mr. Casnoff served as a consultant to the Company and from 1971 to October 1991, as Secretary of the Company. Since May 1991, Mr. Casnoff has served as a director of Kenbee Management, Inc. ("Kenbee"), as Executive Vice President of Kenbee from January 1992 to November 1994 and as President of Kenbee since November 1994. Since 1977, Mr. Casnoff has been a Partner of P&A Associates, a private real estate development firm. From 1969 to October 1990, Mr. Casnoff was associated with the law firm of Saul, Ewing, Remick & Saul, Philadelphia, Pennsylvania, previous legal counsel to the Company and Kenbee.
                            5
     FREDERICK E. SMITHLINE has served as Chairman of the Board of the Company since 1990 and as a director since 1982. Since September 1989, Mr. Smithline has been Of Counsel to the law firm of Epstein, Becker & Green, P.C., New York, New York.

     HERBERT L. GOLDEN has served as a director of the Company since 1979. From January 1979 to November 1991, Mr. Golden served as a senior consultant to Bankers Trust Company, New York, New
York.  Mr. Golden is currently retired.

     MYRON ROSENBERG has served as a director of the Company since 1973. Mr. Rosenberg is currently Executive Vice President of Rosenthal & Rosenthal, Inc., New York, New York, a commercial finance concern, and has been employed by Rosenthal & Rosenthal, Inc. since 1961.

     In addition, Joel Zbar is Chief Operating Officer, Chief
Financial Officer and Treasurer of the Company and Robert W.
LoSchiavo is Vice President, Secretary and General Counsel of the
Company.

     JOEL ZBAR (age 38) has served as the Company's Chief Operating Officer since November 1994, as Chief Financial Officer of the Company since January 1993, and as Treasurer of the Company since 1988. Mr. Zbar also serves as Chief Operating Officer, Chief Financial Officer and Treasurer of Kenbee. In November 1993, the Commission commenced an administrative proceeding against Mr. Zbar in connection with certain events related to the 1990 stock offering and price decline. Without admitting or denying the allegations of the complaint, Mr. Zbar has agreed and the Commission has consented to the issuance of a cease and desist order. Such order does not affect the ability of Mr. Zbar to perform his duties for DVL.

     ROBERT W. LOSCHIAVO (age 38) has served as Vice President of the Company since January 1990, as Secretary of the Company since October 1991 and as General Counsel since December 1991. Mr. LoSchiavo also serves as Vice President, General Counsel and Secretary of Kenbee.



                             6
EXECUTIVE COMPENSATION
----------------------
     The following table discloses the compensation awarded to or earned by, during the Company's last three fiscal years, the Chief Executive Officers and the four (4) other most highly compensated executive officers as of the end of fiscal 1994 whose annual salary plus other forms of compensation exceeded $100,000:

                                           SUMMARY COMPENSATION TABLE

                                           --------------------------

                        All Other
                     Annual Compensation
Long-Term Compensation        Compensation
                     -------------------
-----------------------------------  ------------
                                                     Other
                                           Cash      Annual       Restricted
Performance     LTIP
    Name              Year   Salary        Bonus   Compensation  Stock Awards
Units        Payouts
    ----              ----   ------        -----   ------------  ------------
-----------    -------
Ben S. Read, Jr.(6)   1994   $327,655      $---     $32,183(5)      None
     0        None        None
President and Chief   1993    353,871       ---     $32,122(5)      None
52,000        None        None
Executive Officer     1992    337,836(1)    5,000     None          None
112,500        None        None
through October 1994

Alan E. Casnoff       1994    339,810(2)    ---       None          None
     0        None        None
Executive Vice        1993    340,636       ---       None          None
52,000        None        None
President             1992    307,905(1,2)  5,000     None          None
112,500        None        None
since November 1994

Joel Zbar             1994    250,000       ---       None          None
     0        None        None
Treasurer, Chief      1993    226,000      13,000     None          None
50,000        None        None
Financial Officer     1992    188,308       7,000     None          None
50,000        None        None
and Chief Operating
Officer

David C. Loughlin(6)  1994    193,674(3)    ---       None          None
     0        None        None
Senior Vice President 1993    193,590(3)    ---       None          None
50,000        None        None
                      1992    149,753       ---       None          None
     0        None        None

Robert W. LoSchiavo   1994    144,530       ---       None          None
     0        None        None
Vice President,       1993    119,189       5,000     None          None
15,000        None        None
Secretary and         1992    115,000       5,000     None          None
     0        None        None
General Counsel

Richard K. Moeller(6) 1994    116,000       5,000     None          None
25,000        None        None
Vice President of     1993     96,500      28,000     None          None
15,000        None        None
Finance               1992     97,971       5,000     None          None
     -        None        None
----------------------

(1) Includes compensation received as director of the Company and Kenbee and for Mr. Casnoff the payment of certain deferred fees for services rendered as secretary of the Company.
(2) Does not include payments made to a corporation partially owned and controlled by Mr. Casnoff which provided management assistance for two properties in Philadelphia, Pennsylvania owned by affiliated partnerships for which such corporation received $9,187.50, $12,000 and $57,000 in 1994, 1993 and 1992, respectively. During 1994, Mr.
    Casnoff was apointed President of the Company and as part of the Company's ongoing efforts to reduce overhead,
    Mr. Casnoff's salary was reduced by $35,000.
(3) Includes compensation received from Kenbee and affiliated partnerships.
(4) The Performance Units granted under the Company's Performance Unit Plan are SAR's for purposes of Item 402 of
    Regulation S-K of the Commission.
(5) Represents the date of redemption cash value of 61,511 performance units redeemed by Mr. Read to meet note payments due under a certain note to the Company. See "Indebtedness of Management".
(6) Ben S. Read, Jr., David C. Loughlin and Richard K. Moeller resigned from their positions with the Company on
    November 1, 1994, January 1, 1995 and March 16, 1995, respectively. At the time of their respective resignations,
    Messrs. Loughlin and Moeller surrendered their performance units to the Company.

                                          7
     The Company has employment contracts with Messrs. Zbar and LoSchiavo pursuant to which they are paid current annual salaries at the rate per annum of $250,000 and $144,500, respectively. The employment contracts with Messrs. Zbar and LoSchiavo provide for certain payments if the employment term is terminated without cause or is not renewed at the end of the term in amounts equal to six
(6) months salary. The employment contracts with Messrs. Zbar and LoSchiavo expire on October 31, 1996 and December 31, 1995, respectively. In addition, the Board of Directors has authorized the Company to make certain termination payments to Mr. Casnoff upon a change of control in the Company in an amount equal to six
(6) months salary over a period of three (3) months.

     In November 1994, February 1995 and March 1995, respectively, the Company entered into termination and consulting agreements with Messrs. Read, Loughlin and Moeller. In Mr. Read's agreement, the Company agreed to pay Mr. Read $110,000 annually through October 31, 1996, to forgive the $19,128 balance of his indebtedness to the Company (discussed below) and to transfer to Mr. Read one-quarter unit in a limited partnership in consideration of consulting services to be rendered as required. Pursuant to Mr. Loughlin's agreement, certain monthly payments totaling $16,000 were made through July 1995. Pursuant to Mr. Moeller's agreement, certain monthly payments totalling $15,000 were made through August 1995 for consulting services to be rendered as required. As part of Messrs. Moeller and Loughlin's agreements, Messrs. Moeller and Loughlin surrendered to the Company all of the performance units previously granted to each of them.

     Directors who are not officers or employees of the Company presently receive a directors fee of $1,500 per month plus $500 for each Audit Committee meeting of the Board of Directors attended. Directors who are officers or employees of the Company receive no compensation for their services as directors or attendance at any Board of Directors Committee meeting.

                     INDEBTEDNESS OF MANAGEMENT

     Other than as discussed below, Officers, Directors and stockholders of the Company have not obtained loans and loan commitments in excess of $60,000.

     In January and February 1993, the Company advanced $75,000 as a loan to Mr. Ben Read, former President and Chief Executive Officer of the company, which was to be repaid over two years in eight installments of principal plus interest at 8% which began June 1, 1993, with the second payment on August 1, 1993 and subsequent payments due and paid quarterly thereafter. Mr. Read pledged as security for this loan his performance units equal to the balance of the loan. In 1994 the remaining $19,128 balance of his obligation was satisfied in consideration of his obligations under his termination agreement with the Company.

                       STOCK BASED COMPENSATION

     On November 15, 1990, the Board adopted the Company's 1990
Performance Unit Plan (the "Plan") for the purpose of providing long-term incentives to Company employees who are largely

                             8
responsible for the management, growth and protection of the Company's business.

     The Plan authorizes the grant of performance units, considered to be stock appreciation rights, only to directors and officers, who are also employees of the Company or any subsidiary thereof, who are in a position to make substantial contributions to the management, growth and success of the business of the Company or any subsidiary thereof, as determined by the Board, or a committee thereof, as the case may be.

     The number of performance units reserved for issuance under the Plan, as amended, is 900,000, 723,131 of which were outstanding as of September 22, 1995.

     Under the Plan, the holder of performance units is entitled to receive upon exercise of such units an amount equal to the Fair Market Value (as defined in the Plan) of a performance unit at the time of exercise plus all dividends declared with respect to a single share of the Company's Common Stock from the date of exercise minus the Fair Market Value of a performance unit at the time of grant, multiplied by the total number of performance units being exercised by the holder.

     Under the Plan, the Fair Market Value of a performance unit means an amount equal to the fair market value of a share of Common Stock as determined by the Board of Directors, or a committee thereof, either (a) by determining the average of the closing prices for the Company's Common Stock for the twenty most recent trading days (or for such other period as may be agreed upon between the Company and the holder) on the NYSE or such other national securities exchange (including the NASDAQ system) on which the Company's Common Stock may then be publicly traded or (b) in the event no such market exists, pursuant to such other reasonable method as may be adopted by the Board of Directors or the committee, as the case may be, in good faith for such purpose.

     The following tables set forth certain information with respect to performance units granted under the Plan to, and performance units exercised by (I) the executive officers of the Company listed in the Cash Compensation Table and (ii) all current executive officers of the Company as a group, during fiscal 1994. No performance units were granted during fiscal 1990 under the Plan. All performance units granted are vested and fully exercisable.


                              9


















                          PERFORMANCE UNIT GRANTS IN FISCAL YEAR ENDED DECEMBER
31, 1994

==============================================================



                             Individual Grants                        Potential
Realizable
                                                                       at
Assumed Annual      Alternative to
                                                                         Rates
of Stock         (f) and (g):
                                                                       Price
Appreciation     Grant Date Value
                                                                            for
Term
                    ------------------------------------------------
--------------------   ----------------
                                  Percent of
                                    Total
                                  Performance

                    Performance  Units Granted  Exercise

                       Units     to Employees   or Base
               Grant Date
                      Granted     in Fiscal      Price    Expiration
                 Present
                      (#)Year       1992        ($/Sh)       Date       5% ($)
 10% ($)        Value ($)
     Name               (b)          (c)         (d)          (e)         (f)
   (g)             (h)
                    -----------  -------------  --------  ----------    ------
 -------       ----------
Ben S. Read, Jr.            0          0       $   0          None        N/A
   N/A           $  0

Alan E. Casnoff             0          0           0          None        N/A
   N/A              0
David C. Loughlin           0          0           0          None        N/A
   N/A              0
Robert W. LoSchiavo         0          0           0          None        N/A
   N/A              0
Joel Zbar                   0          0           0          None        N/A
   N/A              0
Richard Moeller        25,000         45         .55          None        N/A
   N/A              0
All others             30,000         55         .55          None        N/A
   N/A              0









                                                       10






   AGGREGATED PERFORMANCE UNITS EXERCISED IN FISCAL YEAR ENDED DECEMBER 31, 1994
                            PERFORMANCE UNIT VALUES
   =============================================================================
                                               Number of          Value of
                                              Unexercised        Unexercised
                                              Performance        Performance
                                            Units at Fiscal    Units at Fiscal
                                               Year-End           Year-End
                                                  (#)                ($)
                                            ---------------    ---------------
                       Performance
                          Units     Value
                        Exercised  Realized   Exercisable/      Exercisable/
       Name                (#)       ($)     Unexercisable     Unexercisable
-------------------    ----------- --------  -------------     -------------
Ben S. Read, Jr.        61,511     32,103(1)  248,131 / 0           0/0

Alan E. Casnoff           None       None     350,000 / 0           0/0

David C. Loughlin(3)      None       None      50,000 / 0           0/0

Robert W. LoSchiavo(2)    None       None      15,000 / 0           0/0

Joel Zbar(2)              None       None     100,000 / 0           0/0

Richard Moeller(3)        None       None      40,000 / 0           0/0

All others(3)             None       None      50,000 / 0           0/0

--------------------------------------

(1) Represents the value of performance units exercised the proceeds of which were used by Mr. Read to meet the debt service payments on his debt to the Company. See "Indebtedness of Management".

(2) During 1995, the Board of Directors granted 50,000 and 18,750 performance units at an Exercise Price of $.39 per unit to Messrs. Zbar and LoSchiavo, respectively, and 50,000 performance units at an Exercise Price of $.29 per unit to Mr. Zbar. Further, Mr. Casnoff surrendered 50,000 performance units to the Company which units had an exercise price of $.75 per unit in exchange
     for 50,000 shares of common stock. Of the performance units granted to them in 1995 Mr. Zbar and Mr. LoSchiavo exercised 50,000 and 18,750 performance units, respectively, and realized a value of $22,500 and $6,562.50, respectively.

(3) During 1995, Messrs. Loughlin and Moeller and certain officers included in the "all others" category, as part of their termination agreements, surrendered a total of 130,000 performance units or 50,000, 40,000 and 40,000 performance units, respectively.

                                                      11

     In April, 1995 the Board of Directors authorized the issuance of up to 450,000 shares of the Company's common stock as a special incentive bonus. 50,000 of such shares were issued to each of Messrs. Smithline, Rosenberg and Golden, 100,000 to Mr. Casnoff, 50,000 each to Messrs. Zbar and LoSchiavo and 25,000 to other officers of the Company. In addition, Mr. Casnoff was issued 50,000 shares in exchange for his surrender of 50,000 performance units.


REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company is comprised of the independent directors, Messrs. Golden, Rosenberg and Smithline. The purpose of the Compensation Committee is to review compensation of the executive officers of the Company to determinate if such compensation is in line with similar organizations and to recommend and provide appropriate incentives to key employees.

     During 1994, in connection with the Company's efforts to reduce overhead and expenses, Mr. Casnoff assumed the position of President of the Company and his salary was reduced by $35,000. Given the Company's continued operating losses in 1994, the Board of Directors reduced overhead expenses by terminating certain executive officers and granting to all remaining executive officers no increases in compensation for 1995 and no bonuses for 1994.
     This report was furnished by Messrs. Golden, Rosenberg and Smithline, all members of the Compensation Committee.

STOCK PERFORMANCE CHART

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative return (assuming reinvestment of dividends) of the New York Stock Exchange Equity Market Index.



                                           1989     1990     1991     1992
1993     1994
                                           ----     ----     ----     ----
----     ----
 DVL, Inc.                               100        8        2        5
8        2
 Dow Jones Industrial Average             100       99      124      123
155      163
 Dow Jones Real Estate Investment Index   100       66       74       67
78       74



                              12
               PROPOSAL 2 - PROPOSAL TO INCREASE
       AUTHORIZED COMMON STOCK AND TO REDUCE THE PAR VALUE
                 OF THE COMPANY'S COMMON STOCK
             FROM $1.00 PER SHARE TO $.01 PER SHARE

     On July 19, 1995, the Board of Directors, by unanimous vote, adopted resolutions approving and recommending that the stockholders adopt an amendment to Article FOURTH of the Articles of Incorporation ("Articles") to increase its authorized Common Stock from 16,000,000 to 40,000,000 and to reduce the par value of the Company's Common Stock from $1.00 to $.01 per share. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

     At September 22, 1995, the Company had the equivalent of approximately 8,268,268 shares of Common Stock issued and outstanding. In addition, approximately 7,641,182 shares of Common Stock were reserved for issuance under various obligations of the Company largely in connection with various settlements. Thus, at September 22, 1995, there were approximately 90,550 authorized shares of Common Stock unissued and not reserved for issuance.

     As a general rule, corporations are allowed to issue their common stock either with or without par value. When a corporation is initially formed, its Article of Incorporation will state whether or not its common stock will be issued with a par value. The par value of a share of common stock is simply an amount fixed as the nominal value of the stockholder's interest in such share of stock. Historically, par value was intended to represent the sum of money or value of property or services which was supposed to have been contributed to the corporation in exchange for each share in the corporation's ownership. Par value was also originally intended to represent the consideration for which such shares of corporation common stock would be initially issued and sold.

     Today, par value means very little, other than from an accounting and state corporation law perspective. State corporation law does provide that a corporation's stock may not be ORIGINALLY sold by the corporation upon its formation for less than its par value. However, there is generally a significant difference between the par value of a corporation's stock and the actual amount at which such stock may originally be sold or the price at which such stock may be traded at a later date.

     Management believes that the proposed amendment to Article FOURTH of the Articles will provide several long-term advantages to the Company and its stockholders. The passage of the proposal will enable the Company to pursue equity financings and other transactions which management believes may provide the potential to increase shareholder value. With the limited number of shares currently available for such uses, it is impractical for the Company to evaluate or seek equity financings or other transactions which, if they could be accomplished, might enhance stockholder value. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to
                              13
obtain stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future.

     The Board of Directors believes the change to Common Stock with $.01 par value is important in providing the Company with financial flexibility. The change to $.01 par value Common Stock would allow the issuance of shares of Common Stock at a price determined from time to time by the Company's Board of Directors. Currently, the shares of Common Stock may be issued for a price determined by the Board of Directors but in an amount no less than the par value of $1.00 per share. The primary reason for proposing Common Stock with $.01 par value is to allow the Board of Directors to sell the Company's Common Stock at a price per share fixed by the Board of Directors, even if it is below $1.00. The Company's Common Stock has recently traded publicly at prices significantly below $1.00. If the Company decides to raise equity capital by selling or issuing rights to acquire Common Stock, purchasers are not willing to pay at least $1.00 per share simply because that amount has been fixed as the par value.

     In the event the proposal for the authorization of 24,000,000 additional shares is passed, stockholder approval of the issuance of the 24,000,000 additional shares of Common Stock, will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires stockholder approval.

     The Company has in place certain provisions which have an anti-takeover effect. The Company's Articles of Incorporation include provisions which provide, among other things, that certain business combinations, sales, stock issuances, liquidations, reclassification of securities, amendments to the Bylaws, etc.
involving the Company and a stockholder who, together with its affiliates, is (or at any time within the previous 3 years has been) the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock ("Control Person") or any reclassification of securities or recapitalization of the Company or any reorganization, merger or consolidation of the Company with any of its subsidiaries or any similar transaction which has the effect of increasing the proportionate share of the outstanding securities of the Company or any subsidiary which is beneficially owned by any Control Person, must (except as otherwise expressly provided in the Articles) be approved by holders of at least 66-2/3% of the outstanding shares of the Company's Common Stock, excluding shares beneficially owned by the interested Control
Person, unless such Business Combination shall have been approved by a majority of the Disinterested Directors of the Board of Directors of the Company.

     The proposal, if approved, would strengthen the position of management and might make the removal of management more difficult, even if such removal would be generally beneficial to the Company's stockholders. The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender
                              14
offerors through the issuance of securities to others who are friendly or desirable to management.

     This proposal is not the result of management's knowledge of any specific effort by another party to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representations.

     The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Articles of Incorporation or Bylaws so as to render the takeover of the Company more difficult. Management is not aware of the existence of any other provisions in the Articles or Bylaws having an anti-takeover effect.

     Management does anticipate that the increase in authorized shares of Common Stock and the reduction of the par value will enable the Company to induce potential lenders interested in investing in the Company to make such investments partly in consideration of the issuance to them of shares of Common Stock or rights to acquire such shares of Common Stock. The Company is currently negotiating with a number of interested parties in connection with the refinancing of certain assets pursuant to which a lender would replace certain existing lenders and in consideration of such loans would receive equity and rights to acquire equity in shares of Common Stock. If the Company is unsuccessful in achieving such a transaction, it may be unable to cure its remaining loan defaults, meet its mandatory repayment requirements or return to profitable operations. Moreover, it may not be able to continue as a going concern and may be forced to file for protection from creditors under Chapter 11 of the United States Bankruptcy Code.

     The Articles of Incorporation do not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a stockholder must control the votes of a majority of the shares present and voting at a stockholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available.

     The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions whereby favorable business opportunities are provided or that provide working capital sufficient to adequately capitalize the Company and allow it to pursue its business plans, the per share market price may increase.


                             15


REQUIRED STOCKHOLDER VOTE

     Approval of the proposed increase in the authorized Common Stock and reduction of par value require the affirmative vote of the holders of a majority of the shares of Common Stock voting either in person or by proxy at the Annual Meeting. The Board of Directors believes that it is in the best interests of the Company to approve the proposed increase in the authorized Common Stock and reduction in par value, and the Board of Directors unanimously recommends that stockholders vote FOR the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     P&A Associates, a Pennsylvania general partnership of which Mr. Casnoff, President and director of the Company, is a partner, provided management services for certain properties located in Philadelphia, Pennsylvania which are owned by partnerships affiliated with the Company. Management fees paid by various entities to such entity during the 1994 fiscal year totaled $9,188. During 1995 these properties were transferred to unrelated parties and the Company no longer required and therefore terminated the management services of P&A Associates. Further, since February 1992 the Company and related entities have used a partner of Mr. Casnoff in P&A Associates to perform legal services for the Company and affiliates in connection with certain real estate transactions. Mr. Casnoff's partner earned $41,415 in legal fees from the Company and affiliates in 1994.

     Certain officers and directors of the Company serve as officers and directors of Kenbee, which was the Company's largest debtor and previous manager, and control over which has been given to Mr. Casnoff by virtue of certain voting trust agreements. Mr. Casnoff, President of the Company and Kenbee, acquired sole voting power over the shares of capital stock of R&M Holding, a Delaware corporation and the sole stockholder of Kenbee, pursuant to the terms of a Voting Trust Agreement, dated May 15, 1991, between R&M Holding and Mr. Casnoff, as trustee. The shares subject to the Agreement are owned by Roger D. Stern and Martin Wright, each a 50% owner of the shares of capital stock of R&M Holding, and each a former officer and director of the Company. The term of the Agreement expires on January 1, 2000 as to 50% of the shares of capital stock owned by Mr. Stern and expired on December 31, 1994 as to 50% of the shares of capital stock owned by Mr. Wright.

     Rosenthal & Rosenthal Inc., a commercial finance concern of which Mr. Rosenberg, director of the Company, is Executive Vice President, made a loan to the Company in 1990 in the aggregate principal amount of $1,331,700, secured by the assignment of a certain promissory note and mortgage executed in favor of the Company. Regular payments of principal and interest on this loan were made through September 1990. In 1992 the Company completed a settlement in which this loan was exchanged for the assignment to Rosenthal & Rosenthal, Inc. of a wraparound mortgage, certain limited partnership units and options to acquire 600,000 shares of the Company's common stock for $1.00 per share. Rosenthal & Rosenthal,
                             16
Inc. was also provided with a note with a face value of $107,000 bearing interest at 10% per annum and 214,000 warrants to purchase common stock for $1.00 per share which warrants expire in April 1998. Rosenthal & Rosenthal, Inc. will at its option return either the wraparound mortgage or the notes and warrants within five years of the settlement. In September 1995, the settlement agreement with Rosenthal & Rosenthal was amended to substitute 200,000 of Rosenthal & Rosenthal's options for a $25,000 non-interest bearing note payable in November 1998. If the Company's shareholders approve Proposal 2 in this Proxy Statement, the Company will issue to Rosenthal & Rosenthal options to purchase 220,000 shares of the Company's common stock at $1.00 per share in satisfaction of the $25,000 note.

     Since June 1992, the Company and affiliates have periodically retained Fox, Rothschild, O'Brien & Frankel to perform certain legal services in connection with various matters. Mr. Casnoff, director and President, serves as Of Counsel to Fox, Rothschild, O'Brien & Frankel. During 1994, the Company and affiliates incurred $52,939 of fees for legal services rendered by this law firm.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board has selected the firm of Richard A. Eisner & Co., independent auditors, as auditors of the Company for the next fiscal year. The Company has been advised by such firm that neither it nor any member or associate of such firm has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors.

     Representatives of Richard A. Eisner & Co. will be present at the Meeting, will have an opportunity to make any statement they may desire to make, and will be available to answer appropriate questions from stockholders.

                          MISCELLANEOUS

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

                             17

                      STOCKHOLDER PROPOSALS

     Any stockholder of the Company may present a proposal for consideration at a future meeting of the stockholders of the Company. Any proposal for consideration at the next meeting must be received by the Company at its principal offices, 24 River Road, Bogota, New Jersey 07603, Attention: Robert W. LoSchiavo, Vice President and General Counsel, no later than January 1, 1996.



                ADDITIONAL FINANCIAL INFORMATION

     Stockholders desiring additional information about the Company and its operations should refer to the Company's Annual Report to the Commission on Form 10-K for the fiscal year ended December 31, 1994, a copy of which constitutes a portion of the Annual Report to Stockholders mailed with this Proxy Statement.




     Please relay any questions to the Company at 201-487-1300.

                    By Order of the Board of Directors

                    Robert W. LoSchiavo
                    Secretary



October 13,1995











                              18